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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated January 24, 1997 and to all references to our Firm included in this registration statement.


Arthur Andersen L.L.P.

Seattle, Washington
  October 22, 1997